Exhibit 10.2

THIRD AMENDMENT TO INDUSTRIAL LEASE AGREEMENT

This Third Amendment to Industrial Lease Agreement (this “Amendment”) is executed as of September 16, 2020 (the “Effective Date”), between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, for the benefit of the Real Estate Account (“Landlord”), and GLOBAL EQUIPMENT COMPANY INC., a New York corporation (“Tenant”), for the purpose of amending the Industrial Lease Agreement between Landlord’s predecessor-in-interest and Tenant dated December 6, 2005 (the “Original Lease”). The Original Lease, as amended by a First Amendment to Industrial Lease Agreement dated June 12, 2006, and a Second Amendment to Industrial Lease Agreement dated November 20, 2006, is referred to herein as the “Lease”. Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.
RECITALS:
Pursuant to the terms of the Lease, Tenant is currently leasing approximately 647,228 square feet (the “Demised Premises”) in the building located at 2505 Mill Center Parkway, Buford, Georgia 30518 (the “Building”). Tenant desires to extend the Term for a period of one hundred forty-four (144) months, and Landlord has agreed to such extension on the terms and conditions contained herein.
AGREEMENTS:
For valuable consideration, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:
1.Extension of Term. The Term is hereby extended such that it expires at 5:00 p.m., Buford, Georgia time, on August 31, 2032 (the “Expiration Date”), on the terms and conditions of the Lease, as modified hereby.
2.Base Rent. Beginning September 1, 2020 (the “Renewal Date”), the monthly Base Rent shall be the following amounts for the following periods of time:

Time Period	Monthly Installments of Base Rent
9/1/20-9/30/20	$196,865.18
10/1/20-1/31/21	$98,432.59
2/1/21 – 8/31/21	$196,865.18
9/1/21 – 8/31/22	$202,180.54
9/1/22 – 8/31/23	$207,639.42
9/1/23 – 8/31/24	$213,245.68
9/1/24 – 8/31/25	$219,003.32
9/1/25 – 8/31/26	$224,916.41
9/1/26 – 8/31/27	$230,989.15
9/1/27 – 8/31/28	$237,225.86
9/1/28 – 8/31/29	$243,630.95
9/1/29 – 8/31/30	$250,208.99
9/1/30 – 8/31/31	$256,964.63
9/1/31 – 8/31/32	$263,902.68

3.Condition of Demised Premises. Tenant hereby accepts the Demised Premises in their “AS-IS” condition, and Landlord shall have no obligation for any finish-out allowance or providing to Tenant any other tenant inducement, except as set forth on Exhibit A attached hereto.
4.Limitation of Liability. In addition to any other limitations of Landlord’s liability as contained in the Lease, as amended to date, the liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of the Lease or any matter relating to or arising out of the occupancy or use of the Demised Premises and/or other areas of the Building shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency.
5.Renewal Option. Tenant shall have the right to extend the Term in accordance with the renewal option set forth on Exhibit B attached hereto.
6.Exterior Painting. Landlord will repaint the exterior of the Building prior to August 31, 2023.
7.Brokerage. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment other than CBRE, Inc., representing Landlord, and Cushman & Wakefield, representing Tenant, whose commissions shall be paid by Landlord pursuant to separate written agreements. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.
8.Options. Except as provided on Exhibit B to this Amendment, all option rights granted to Tenant, if any, contained in the Lease, including, without limitation, options to extend or renew the term of the Lease or to expand the Demised Premises or to terminate the Lease, are hereby deleted and are of no force and effect.
9.Prohibited Persons and Transactions. Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto. Landlord represents and warrants to Tenant that Landlord is currently in compliance with and shall at all times during the Term (including any extension thereof) remain in compliance with the regulations of OFAC of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.
10.Ratification. Except as amended hereby, the Lease shall be and remain in full force and effect and unchanged. As amended hereby, the Lease is hereby ratified and confirmed by Landlord and Tenant. To the extent the terms hereof are inconsistent with the terms of the Lease, the terms hereof shall control. Additionally, Tenant further confirms and ratifies that, as of the date hereof, except as expressly provided for in this Amendment, all tenant finish-work allowances provided to Tenant under the Lease or otherwise, if any, have been paid in full by Landlord to Tenant, and Landlord has no further obligations with respect thereto.
11.Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State in which the Demised Premises are located.
12.Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.
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    Executed as of the date first written above.

LANDLORD:                    TEACHERS INSURANCE AND ANNUITY ASSOCIATION ASSOCIATION OF AMERICA, a New York corporation, for the benefit of the Real Estate Account

                        By: /s/ Michael A. Swink
                        Name: Michael A. Swink
                        Title: Authorized Signer

TENANT:                    GLOBAL EQUIPMENT COMPANY INC.,
                        a New York corporation

                        By: /s/ Barry Litwin
                        Name: Barry Litwin
                        Title: Vice President

CONSENT OF GUARANTOR
The capitalized terms of this Consent shall have the meaning as defined in the Amendment to which this Consent of Guarantor is attached (the “Amendment”), unless otherwise defined. The undersigned, being the Guarantor of the Lease under that certain Guaranty dated December 8, 2005, hereby consents to the Amendment and acknowledges and reaffirms that the Guaranty is in full force and effect as it relates to the Lease, as amended by the Amendment.

Executed as of September 10, 2020.
SYSTEMAX INC.,
a Delaware corporation

                        By: /s/ Barry Litwin
                        Name: Barry Litwin
                        Title: CEO